UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by  MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 1.01               Entry into a Material Definitive Agreement

On December 22, 2010, MIT Holding Inc. (“MIT” or the “Company”) executed a Letter of Intent (attached hereto as Exhibit 10.18) to acquire one hundred Percent (100%) of the two companies, National Direct Home Pharmacy, Inc and Palmetto Long Term Pharmacy, LLC in South Carolina.  Per the letter of intent, the Company will acquire a fully operating home delivery/mail order pharmacy with licenses and government awards, private nursing home contracts and a large individual customer base in exchange for ten dollars ($10.00) in cash and one million (1,000,000) shares of the Company’s common stock (the “Shares”).  The Shares will be held in an escrow account until such time as certain liabilities have been paid in full.

Item 9.01               Financial Statements and Exhibits.

10.18                      Letter of Intent to Acquire National Direct Home Pharmacy, Inc. and Palmetto Long Term

Pharmacy, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer